UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2012
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Tesoro Corporation (the “Company”) was held on May 3, 2012. There were 140,666,680 shares of common stock entitled to vote, and 123,182,050 (or 87.6%) shares present in person or by proxy at the Annual Meeting.

Three items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Stockholders elected the nine nominees for Director to hold office until the 2012 Annual Meeting of Stockholders or until their successors are qualified and elected.

NAME	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Rodney F. Chase	109,381,054	562,217	88,463	13,150,316
Gregory J. Goff	107,287,206	2,677,725	66,803	13,150,316
Robert W. Goldman	107,973,091	1,973,431	85,211	13,150,316
Steven H. Grapstein	106,047,323	3,910,241	74,168	13,150,316
David Lilley	109,352,650	574,898	77,131	13,150,316
J.W. Nokes	107,076,521	2,882,037	73,175	13,150,316
Susan Tomasky	109,407,823	554,266	69,644	13,150,316
Michael E. Wiley	107,092,014	2,865,468	74,252	13,150,316
Patrick Y. Yang	109,469,749	493,682	68,304	13,150,316

2.	Advisory vote on executive compensation.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
105,734,807	4,010,017	286,649	13,150,577

3.	Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
122,323,976	700,034	158,040	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2012

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

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